EXHIBIT 5.20

[Letterhead of Freshfields Bruckhaus Deringer LLP]

Reynolds Group Holdings Limited

Level Nine

148 Quay Street

Auckland 1140 New Zealand

Reynolds Group Issuer Inc.

c/o National Registered Agents, Inc.

160 Greentree Drive, Suite 101,

Dover, Delaware 19904

Reynolds Group Issuer LLC

c/o National Registered Agents, Inc.

160 Greentree Drive, Suite 101,

Dover, Delaware 19904

Reynolds Group Issuer (Luxembourg) S.A.

6C Rue Gabriel Lippmann,

L-5365 Munsbach, Grand Duchy of Luxembourg

and the Guarantors listed on Schedule 1 attached hereto

19 December 2012

Dear Sirs,

F-4 REGISTRATION STATEMENT

INTRODUCTION

1. We have acted as special counsel to Closure Systems International B.V., Evergreen Packaging International B.V., Reynolds Consumer Products International B.V. and Reynolds Packaging International B.V. (together the Companies) with respect to certain matters of Netherlands law in connection with the filing of an F-4 Registration Statement (File No. 333-185285) with the U.S. Securities and Exchange Commission (the Registration Statement).

We are providing this opinion to you at the request of the Companies. We have not advised you or any other person on the content of any of the Opinion Documents (as defined in the Schedule hereto) or assisted you or any other person in any way in relation to the negotiation of the Opinion Documents or the transactions contemplated thereby. The provision of this opinion is not to be taken to imply that we owe any duty of care to any person other than our clients in relation to the Opinion Documents and the transactions contemplated thereby, other than our duty of care to you which is solely in relation to the contents of this opinion, or to preclude us advising or acting on behalf of our clients in connection with any matter arising in relation to the Opinion Documents.

2. In rendering the opinions set out below we have examined the Documents listed in Schedule 2 hereto (the Schedule).

3. Words and expressions defined in the (as defined in the Schedule) shall, unless the context otherwise requires, bear the same respective meaning when used in this opinion.

4. This opinion letter (and any issues of interpretation or liability) is governed by, and construed in accordance with, the laws of the Netherlands.

LIMITATIONS

5. This opinion is subject to the following limitations:

(a)	This opinion is confined to the laws with general applicability (wettelijke regels met algemene gelding) of the Netherlands and, insofar as they are directly applicable in the Netherlands, the European Union, all as they stand as at the date hereof and as such laws are currently interpreted in published authoritative case law of the courts of the Netherlands (Netherlands law); accordingly, we express no opinion with regard to any other system of law (including the law of jurisdictions other than the Netherlands in which our firm has an office), even in cases where, in accordance with Netherlands law, any foreign law should be applied; furthermore, we do not express any opinion on public international law or on the rules of or promulgated under any treaty or by any treaty organisation (except as otherwise stated above).

(b)	We express no opinion on any taxation, anti-trust, competition, data protection or insider trading laws of any jurisdiction (including the Netherlands).

(c)	We express no opinion that the future or continued performance of a party’s obligations or the consummation of the transactions contemplated by the Opinion Documents will not contravene Netherlands law, its application or interpretation if altered in the future.

(d)	We express no opinion as to the correctness of any representation given by any of the parties (express or implied) under or by virtue of the Documents, save if and insofar as the matters represented are the subject matter of a specific opinion herein.

(e)	In rendering this opinion we have examined the Documents listed in the Schedule and we have conducted such investigations of Netherlands law as we have deemed necessary or advisable for the purpose of giving this opinion letter; as to matters of fact we have relied on the Documents listed in the Schedule and any other document we have deemed relevant, and on statements or certificates of public officials.

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(f)	We have not been responsible for investigating or verifying the accuracy of the facts (or statements of foreign law) or the reasonableness of any statements of opinion or intention contained in any documents, or for verifying that no material facts or provisions have been omitted therefrom; nor have we verified the accuracy of any assumption made in this opinion letter.

(g)	Netherlands legal concepts are expressed in English terms and not in their original Dutch terms; the concepts concerned may not be identical to the concepts described by the same English terms as they exist in the laws of other jurisdictions.

(h)	This opinion speaks as of the date of the filing of the Registration Statement; no obligation is assumed to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date hereof, which may affect this opinion in any respect.

(i)	The opinions expressed in this opinion letter have no bearing on declarations made, opinions expressed or statements of a similar nature made by any of the parties in the Opinion Documents.

(j)	All references in this opinion letter to the Netherlands and Netherlands law are to the European part of the Netherlands and its law, respectively, only.

ASSUMPTIONS

6. In rendering this opinion we have assumed that:

(a)	all documents reviewed by us and submitted to us as originals are true, complete and authentic; all documents reviewed by us and submitted to us as facsimile or photocopy are in conformity with the originals and such originals are true, complete and authentic; and the signatures on all such documents are genuine;

(b)	at the time when any Corporate Document was signed, each person (other than the Companies) who is a party to or signatory of that Corporate Document, as applicable (i) had been validly incorporated, was validly existing and, to the extent relevant in such party’s jurisdiction, in good standing under the laws applicable to such party, (ii) had all requisite power, authority and legal capacity to sign that Corporate Document and to perform all juridical acts (rechtshandelingen) and other actions contemplated thereby and (iii) has validly signed that Corporate Document;

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(c)	none of the Companies (i) has been declared bankrupt (failliet verklaard), (ii) has been granted a suspension of payments (surseance van betaling), (iii) has become subject to any of the other insolvency proceedings (together with the proceedings in paragraph (6)(c)(i) and (6)(c)(ii) referred to as the Insolvency Proceedings) referred to in Article 1(1) of Council Regulation (EC) no. 1346/2000 of 29 May 2000 on Insolvency Procedures (the Insolvency Regulation), (iv) has been dissolved (ontbonden), (v) has ceased to exist pursuant to a legal merger or demerger (juridische fusie of splitsing), and (vi) no order for the administration (bewind) of the assets of any of the Companies has been made; these assumptions are supported by (i) our enquiries today with the Commercial Register, the online EU Insolvency register (EU Insolventieregister) and the court in Amsterdam and (ii) the Certificate, which have not revealed any information that any such event has occurred with respect to the Companies; however, such enquiries and certifications are not conclusive evidence that no such events have occurred;

(d)	each of the Companies has complied with its obligations under the Netherlands Works Council Act (wet op de ondernemingsraden) with respect to the transactions contemplated by the Opinion Documents;

(e)	the information set forth in the Extracts is accurate and complete on the date hereof;

(f)	the Resolutions have not been revoked (ingetrokken) or amended and have not been and will not be declared null and void by a competent court and the powers of attorney granted in the Board Resolutions have not been, and will not be, amended, revoked (ingetrokken), terminated or declared null and void by a competent court and the statements and confirmations set out in the Resolutions are true and correct;

(g)	none of the signatories to the Opinion Documents (in whatever capacity) has a conflict of interest (tegenstrijdig belang) with any of the Companies in relation to the transactions contemplated by the Opinion Documents;

(h)	the entering into the Opinion Documents and the transactions contemplated thereby are in the corporate interest (vennootschappelijk belang) of each of the Companies;

(i)	the Indenture and the First Supplemental Indenture have since the date of their execution not been amended, rescinded or terminated by any of the parties thereto;

(j)	each of the parties to any of the Opinion Documents (other than the Companies) (i) has been validly incorporated, is validly existing and, to the extent relevant in such party’s jurisdiction, in good standing under the laws applicable to such party, (ii) has the power, capacity and authority to enter into, execute and deliver the Opinion Documents to which it is a party and to exercise its rights and perform its obligations thereunder, (iii) has duly authorised and validly executed and, to the extent relevant, delivered the Indenture to which it is a party; and

(k)	the Opinion Documents properly represent the intentions (wil) of the parties thereto formed free of error, fraud, duress or abuse of circumstances.

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OPINION

7. On the basis of, and subject to, the foregoing and the matters set out in paragraphs 6 and 8 and any factual matters, documents or events not disclosed to us, we are of the opinion that as at the date hereof:

Status

(a)	Each of the Companies has been validly incorporated and is existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Netherlands law.

(b)	Each of the Companies has the necessary corporate power to enter into the Opinion Documents and to perform its obligations thereunder.

(c)	The execution by each of the Companies of the Opinion Documents to which it is a party and the performance by the relevant Company of its obligations thereunder (when executed) have been authorised by all corporate action required to be taken by the relevant Company under Netherlands corporate law and its respective Articles of Association.

(d)	The First Supplemental Indenture has been validly executed on behalf of each Company in accordance with Netherlands law.

QUALIFICATIONS

8. Our opinion is subject to the following qualifications:

(a)	the opinion and other statements expressed herein relating to the Opinion Documents are subject to the qualification that as Dutch lawyers we are not qualified or able to assess the true meaning and purport under applicable law (other than Netherlands law) of the terms of the Opinion Documents and the obligations thereunder of the parties thereto, and we have made no investigation of such meaning and purport; our review of the Opinion Documents and any other documents subject or expressed to be subject to any law other than Netherlands law has therefore been limited to the terms of such documents as they appear to us on the basis of such review and only in respect of any involvement of Netherlands law;

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(b)	our opinion is subject to and limited by the provisions of any applicable bankruptcy, insolvency, moratorium, suspension of payments, emergency and other similar rules and laws of general application relating to or affecting generally the enforcement of creditors’ rights and remedies from time to time in effect; no opinion is given or implied herein that if Insolvency Proceedings would be opened with respect to any of the Companies, such Insolvency Proceedings would be opened in the Netherlands or be governed by Netherlands law; no opinion is given or implied herein on the effects of any foreign laws that may apply in such Insolvency Proceedings pursuant to the Insolvency Regulation or otherwise; and

(c)	a power of attorney (volmacht) or mandate (lastgeving) (i) can under Netherlands law only be made irrevocable to the extent its object is the performance of juridical acts (rechtshandelingen) in the interest of the representative appointed thereby or of a third party (and subject to the power of the court to amend or disapply the provisions by which it is made irrevocable for serious reasons (gewichtige redenen) and (ii) will terminate or become ineffective upon Insolvency Proceedings being opened under Netherlands law with respect to the issuer thereof (irrespective of the law applicable to the power of attorney).

BENEFIT OF OPINION

9. We understand that you will rely as to matters of Netherlands law, as applicable, upon this opinion in connection with the matters set forth herein. In addition, we understand that Debevoise & Plimpton LLP (Debevoise) will rely as to matters of Netherlands law, as applicable, upon this opinion in connection with an opinion to be rendered by it on the date the Registration Statement is filed hereof relating to the Companies. In connection with the foregoing, we hereby consent to your and Debevoise’s relying as to matters of Netherlands law, as applicable, upon this opinion.

10. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

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Yours faithfully,

/s/ Freshfields Bruckhaus Deringer LLP

Freshfields Bruckhaus Deringer LLP

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SCHEDULE 1

Closure Systems International B.V.

Evergreen Packaging International B.V.

Reynolds Consumer Products International B.V.

Reynolds Packaging International B.V.

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SCHEDULE 2

(a)	an electronic copy of an extract from the Commercial Register of the Amsterdam Chamber of Commerce (the Commercial Register) dated 19 December 2012 relating to the Closure Systems International BV, and confirmed upon our request by the Commercial Register by telephone to be correct as at the date hereof (the CSI Extract);

(b)	an electronic copy of an extract from the Commercial Register of the Amsterdam Chamber of Commerce dated 19 December 2012 relating to the Evergreen Packaging International BV, and confirmed upon our request by the Commercial Register by telephone to be correct as at the date hereof (the EPI Extract);

(c)	an electronic copy of an extract from the Commercial Register of the Amsterdam Chamber of Commerce dated 19 December 2012 relating to the Reynolds Consumer Products International BV, and confirmed upon our request by the Commercial Register by telephone to be correct as at the date hereof (the RCPI Extract);

(d)	an electronic copy of an extract from the Commercial Register of the Amsterdam Chamber of Commerce dated 19 December 2012 relating to the Reynolds Packaging International BV, and confirmed upon our request by the Commercial Register by telephone to be correct as at the date hereof (the RPI Extract);

(e)	scanned copy of the deed of incorporation of Closure Systems International BV dated 7 January 2008 (the CSI Deed of Incorporation), which, according to the CSI Extract, includes the current Articles of Association (CSI Articles of Association);

(f)	scanned copy of the deed of incorporation of Evergreen Packaging International BV dated 12 April 2001 (the EPI Deed of Incorporation);

(g)	scanned copy of the deed of incorporation of Reynolds Consumer Products International BV dated 7 January 2008 (the RCPI Deed of Incorporation), which, according to the RCPI Extract, includes the current Articles of Association (RCPI Articles of Association);

(h)	scanned copy of the deed of incorporation of Reynolds Packaging International BV dated 7 January 2008 (the RPI Deed of Incorporation);

(i)	scanned copy of the articles of association of the Reynolds Packaging International BV dated 4 December 2012 which, according to the Extract, are the Reynolds Packaging International BV’s articles of association currently in force and effect (the RPI Articles of Association);

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(j)	scanned copy of the articles of association of dated Evergreen Packaging International BV dated 1 November 2007 which, according to the EPI Extract, are the Evergreen Packaging International BV’s articles of association currently in force and effect (the EPI Articles of Association);

(k)	scanned copy of a certificate signed by Orangefield Trust (Netherlands) B.V. and Gregory Alan Cole, in their capacity as managing director of each of the Companies, dated 19 December 2012, certifying that none of the events set out in paragraph 6(c) has occurred on the date of this opinion letter (the Certificate);

(l)	scanned copies of:

(i)	the managing board resolutions of Closure Systems International BV dated 3 September 2012 (the CSI Managing Board Resolutions);

(ii)	the managing board resolutions of Evergreen Packaging International BV dated 3 September 2012 (the EPI Managing Board Resolutions);

(iii)	the managing board resolutions of Reynolds Consumer Products International BV dated 3 September 2012 (the RCPI Managing Board Resolutions);

(iv)	the managing board resolutions of Reynolds Packaging International BV dated 3 September 2012 (the RPI Managing Board Resolutions);

(v)	the shareholders resolutions of Closure Systems International BV dated 3 September 2012 (the CSI Shareholders Resolutions);

(vi)	the shareholders resolutions of Evergreen Packaging International BV dated 3 September 2012 (the EPI Shareholders Resolutions);

(vii)	the shareholders resolutions of Reynolds Consumer Products International BV dated 3 September 2012 (the RCPI Shareholders Resolutions);

(viii)	the shareholders resolutions of Reynolds Packaging International BV dated 3 September 2012 (the RPI Shareholders Resolutions);

(m)	scanned copies of:

(i)	the executed indenture dated as of September 28, 2012, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., The Bank of New York Mellon as trustee, principal paying agent, transfer agent, registrar and collateral agent, The Bank of New York Mellon, London Branch as paying agent and Wilmington Trust (London) Limited as additional collateral agent (the Indenture); and

(ii)	the executed First Senior Secured Notes Supplemental Indenture dated as of November 7, 2012 among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A., certain additional note guarantors listed thereto, The Bank of New York Mellon as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent and the Companies (the First Supplemental Indenture).

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The documents referred to above in items (a) to (m) (inclusive) are herein referred to as the Documents; the documents referred to above in items (a) to (d) (inclusive) are herein referred to as the Extracts; the documents referred to above in items (e) to (k) (inclusive) are herein referred to as the Corporate Documents; the documents referred to above in items (e), (g) (i) and (j) are herein referred to as the Articles of Association; the documents referred to above in item (l) are herein referred to as the Resolutions; the documents referred to above in item (l) (i) to (l) (iv) are herein referred to as the Board Resolutions; and the documents referred to above in item (m) are herein referred to as the Opinion Documents.

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